Beckstead and Watts, LLP
Certified Public Accountants

2425 W Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 tel
702.362.0540 fax

Regulation 310(b) Letter

Sky Petroleum, Inc.
401 Congress Avenue, Suite 1540
Austin, Texas 78701

In accordance with item 310 (b) of regulation S-B, we confirm Sky Petroleum, Inc's. change in accounting policy referenced in footnote 7 of the September 30, 2006 quarterly financial statements is the preferable accounting policy.

Sincerely,

Beckstead and Watts, LLP

Beckstead and Watts, LLP